UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

California	68-0454536
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, par value $0.01 per share	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-140714 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of NovaBay Pharmaceuticals, Inc., a California corporation (the “Registrant”). The description of the Common Stock contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, File No. 333-140714, first filed with the Securities and Exchange Commission on February 14, 2007, as amended (the “Registration Statement”), together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by this reference in response to this item.

Item 2.	Exhibits.

Not Applicable

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) NOVABAY PHARMACEUTICALS, INC.

Date	August 29, 2007

By	/s/ RAMIN NAJAFI
Ramin (“Ron”) Najafi Chairman of the Board, Chief Executive Officer and President

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